UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008 (April 21, 2008)

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street, Branford, CT 06405
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 481-1104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 21, 2008, CuraGen Corporation (“CuraGen”) entered into a transfer and termination agreement (the “Transfer Agreement”) with TopoTarget A/S (Copenhagen Stock Exchange: TOPO) (“TopoTarget”) to transfer CuraGen’s ownership and development rights to belinostat, a Phase I/II histone deacetylase inhibitor (an “HDAC Inhibitor”), and any other HDAC Inhibitors. In consideration for the transfer, CuraGen (i) received $26.0 million in cash and five million shares of TopoTarget common stock, valued at approximately $13.0 million as of the date of the Transfer Agreement and (ii) is eligible to receive $6.0 million in potential payments on future net sales and sublicenses of belinostat.

Under the Transfer Agreement, CuraGen assigned certain patents and granted a perpetual irrevocable license to the development and commercialization of the HDAC Inhibitors to TopoTarget and agreed for a period not to compete with TopoTarget in the HDAC Inhibitor market. The Transfer Agreement contains customary representations and warranties, indemnification obligations of the parties and a mutual release from most claims under the License Agreement (as defined below). The Transfer Agreement terminates the License and Collaboration Agreement between TopoTarget and CuraGen dated as of June 3, 2004 (the “License Agreement”) with the exception of provisions preserving certain of the parties’ rights, including confidentiality and indemnification under the License Agreement. CuraGen will no longer have funding requirements for belinostat as TopoTarget immediately assumed financial and operational responsibility for the ongoing clinical development at the time of signing the Transfer Agreement.

In connection with the Transfer Agreement, CuraGen and TopoTarget also entered into a Transition Services Agreement dated April 21, 2008 (the “TSA”), pursuant to which, for fees payable by TopoTarget, CuraGen will provide certain regulatory and administrative services to TopoTarget. Under the TSA, all services relating to the development of the HDAC Inhibitors will be transferred to TopoTarget by June 30, 2008 and all services will terminate by December 31, 2008 unless earlier terminated by TopoTarget on 30 days’ notice, by mutual written consent of the parties or by either party for non-performance, as provided in the TSA.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in the first two paragraphs under Item 1.01 is herein incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 is herein incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1†	Transfer and Termination Agreement, dated as of April 21, 2008 by and between TopoTarget A/S and CuraGen Corporation

†	Confidential treatment requested as to certain portions, which portions have been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION
(Registrant)

Date: April 24, 2008	By:	/s/ Sean A. Cassidy
	Name:	Sean A. Cassidy
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Name
10.1†	Transfer and Termination Agreement, dated as of April 21, 2008 by and between TopoTarget A/S and CuraGen Corporation

†	Confidential treatment requested as to certain portions, which portions have been separately filed with the Securities and Exchange Commission.